UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2019

CHEMOCENTRYX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35420	94-3254365
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Maude Avenue, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 210-2900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2019, the Compensation Committee (the “Committee”) of the Board of Directors of ChemoCentryx, Inc. (the “Company”) approved an increase to the base salaries to be paid to the named executive officers listed below (the “NEOs”), effective January 1, 2019 in the amount of 4.3% to Thomas Schall, Susan Kanaya, Markus Cappel and Rajinder Singh. On March 4, 2019, the Committee also approved cash bonuses to be paid to the NEOs listed below for the 2018 fiscal year and approved and awarded the stock options and restricted stock units listed below to the NEOs under the Company’s 2012 Equity Incentive Award Plan. The exercise price per share of such stock options is $11.02, the closing price per share of the Company’s common stock on the Nasdaq Global Select Market on March 4, 2019. Twenty-five percent of the total number of shares of common stock subject to each NEO’s option will vest on January 1, 2020, and 1/48th of the total number of shares of common stock subject to such option will vest monthly thereafter, subject to such NEO’s continued employment or service relationship with the Company on each such vesting date. One third of each of the NEO’s restricted stock unit awards will vest on January 1, 2020, and the remaining two thirds of each of the NEO’s restricted stock unit awards will vest on January 1, 2021 and January 1, 2022, respectively, subject to such NEO’s continued employment or service relationship with the Company on each such vesting date.

The 2018 actual cash bonus payments, stock option grants and restricted stock unit awards are as follows:

Name	Title	2018 Actual Cash Bonus	Stock Options	Restricted Stock Unit Awards
Thomas J. Schall, Ph.D.	President and Chief Executive Officer	$289,959	230,000	70,000
Susan M. Kanaya	Executive Vice President, Chief Financial and Administrative Officer and Secretary	$178,790	80,000	30,000
Markus J. Cappel, Ph.D.	Senior Vice President and Chief Business Officer	$134,685	70,000	20,000
Rajinder Singh, Ph.D.	Senior Vice President, Research	$83,481	33,333	10,000

On March 5, 2019, Roger C. Lucas, Ph.D. notified the Board of Directors (the “Board”) of the Company that he would be resigning from the Board, effective at the end of the Board meeting held on March 5, 2019. Dr. Lucas’ decision to resign from the Board did not result from any disagreement with the Company concerning any matter relating to its operations, policies or practices. Effective upon his resignation, the vesting of Dr. Lucas’ unvested equity awards was accelerated as to the number of such awards that would have vested over the remainder of his term as director had he not resigned.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective as of March 5, 2019, the Board adopted amended and restated bylaws to provide that a director shall be deemed to have retired and resigned from the Board effectively immediately prior to the first annual meeting of stockholders occurring after such director attains 75 years of age, provided, however, that such age limit shall not apply to any director who had attained 75 years of age on or prior to March 5, 2019.

The foregoing description of the Company’s amended and restated bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the amended and restated bylaws, a copy of which is filed as an exhibit hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

3.1	Amended and Restated Bylaws of ChemoCentryx, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMOCENTRYX, INC.

Date: March 8, 2019	By:	/s/ Susan M. Kanaya
	Name:	Susan M. Kanaya
	Title:	Executive Vice President, Chief Financial and Administrative Officer and Secretary